                                                                     EXHIBIT 2.7


                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (this "Agreement") is entered into as of the 12th day of March 2003, by and among JUPITER ENTERPRISES, INC., a Nevada corporation ("JPTR"); BEIJING BLUESKY KSPAN STEEL CONSTITUTION COMPANY LTD., a Chinese corporation ("BLUESKY"); and the shareholders of BLUESKY identified on the signature page hereto ("BLUESKY Shareholders").

                                    RECITALS

         WHEREAS, BLUESKY Shareholders own 100% of the issued and outstanding shares of BLUESKY; and

         WHEREAS, JPTR desires to acquire all of the issued and outstanding shares of BLUESKY owned by BLUESKY Shareholders, and BLUESKY Shareholders desire to exchange all of their shares of BLUESKY for an aggregate of 65 million shares of JPTR restricted common stock.

         WHEREAS, as a result of the above-referenced transactions, JPTR will own 100% of the outstanding stock of BLUESKY, and BLUESKY will be a wholly-owned subsidiary of JPTR.

         NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, JPTR, BLUESKY and BLUESKY Shareholders agree as follows:

1. THE REORGANIZATION.

         1.1 Acquisition. At the Closing (as defined in section 3, below), JPTR shall acquire from BLUESKY Shareholders and BLUESKY Shareholders shall sell, transfer, assign and convey to JPTR 100% of all the issued and outstanding shares of BLUESKY (the "BLUESKY Shares"), in exchange for 65 million shares of JPTR's common stock (the "JPTR Shares"). JPTR shall cause to be issued 65 million shares to BLUESKY Shareholders immediately upon execution of this Agreement. The JPTR Shares to be issued to BLUESKY Shareholders shall have the rights, restrictions and privileges set forth in JPTR's Articles of Incorporation and in the stock certificates therefor. Upon the Closing, BLUESKY shall become a wholly-owned subsidiary of JPTR.

         1.2 Taxes. It is the intent of the parties that this reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party shall be responsible for and shall pay any and all taxes, charges or fees attributable to such party, including individual state and federal income taxes, arising out of, or by reason of, the exchange of JPTR Shares for the BLUESKY Shares, or otherwise in connection with the transactions contemplated hereby. Each party hereto represents and warrants that it has relied solely on the opinions or advice of its own professional advisors with respect to the tax consequences of this transaction, if any, and has not relied on the opinions or advice of the other parties or its professional advisors in any way with respect to the tax consequences of this transaction.

2. CHANGE IN MANAGEMENT OF JPTR. By execution of this Agreement, Wu Zhenxing shall be appointed to serve as Chairman, Chief Executive Officer and a Director of JPTR.

3. CLOSING. The closing of the reorganization and the transactions contemplated in this Agreement (the "Closing") shall be deemed to take place upon execution of this Agreement by all of the parties hereto, whereupon the BLUESKY Shareholders shall be deemed to have accepted delivery of the certificates of JPTR Shares to be issued in their names, and in connection therewith, shall make delivery of their BLUESKY Shares to JPTR.

         3.1 Closing and Delivery of Shares. Closing shall occur upon execution of this Agreement, whereupon BLUESKY Shareholders shall deliver their respective certificates and/or other documents representing the BLUESKY Shares duly endorsed in blank, free and clear of all claims and encumbrances, to JPTR, and JPTR shall be irevocably obligated to issue and deliver the JPTR Shares to the BLUESKY Shareholders. The JPTR Shares shall be duly issued in the name of the BLUESKY Shareholders, and shall be duly recorded on the books and records of JPTR. The names of the BLUESKY Shareholders and their respective addresses, and the number of shares that will be issued to each respective BLUESKY Shareholder is set forth on the signature page hereto. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE 65 MILLION JPTR SHARES WILL BE ISSUED AND DELIVERED TO THE BLUESKY SHAREHOLDERS AFTER THE SHAREHOLDERS OF JPTR APPROVE AN AMENDMENT TO JPTR'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF JPTR FROM 5 MILLION SHARES OF COMMON STOCK TO 100 MILLION SHARES.

4. REPRESENTATIONS OF BLUESKY SHAREHOLDERS AND BLUESKY. BLUESKY represents and warrants, and to the best knowledge of the BLUESKY Shareholders, the BLUESKY Shareholders hereby represent and warrant, that effective this date, the representations and warranties listed below are true and correct:

         4.1 Organization. BLUESKY is a company duly organized, validly existing and in good standing under the laws of the Peoples Republic of China, with full power and authority to own and use its properties and conduct its business as presently conducted by it. BLUESKY shall furnish JPTR with copies of its corporate organizational documents, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, which, together with this Agreement, are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

         4.2 Capitalization. All of the issued and outstanding shares of BLUESKY are duly and validly authorized and issued and are fully paid and non-assessable. BLUESKY does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any equity securities of BLUESKY; nor is BLUESKY under any obligation, whether written or oral, to issue any of its securities.

         4.3 Authority. BLUESKY has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by BLUESKY and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of its the corporate organizational documents, as amended, or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which BLUESKY is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of BLUESKY, considered as a whole. BLUESKY has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of BLUESKY and BLUESKY Shareholders enforceable against them in accordance with its terms.

         4.4 BLUESKY Shareholders. BLUESKY Shareholders are the owners of 100% of the issued and outstanding equity interest of BLUESKY. Such BLUESKY Shares are free and clear from any security interests, claims, liens, or other encumbrances and BLUESKY Shareholders have the unqualified right to transfer and dispose of their BLUESKY Shares.

         4.5 Due Diligence. BLUESKY shall furnish to JPTR copies of all documents requested by JPTR. No due diligence investigations undertaken by JPTR shall in any event relieve BLUESKY or BLUESKY Shareholders of their responsibilities for the accuracy and completeness of any representation or warranty of BLUESKY or of BLUESKY Shareholders contained herein or the performance of any covenant or agreement of BLUESKY or of BLUESKY Shareholders contained herein.

         4.6 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by BLUESKY and BLUESKY Shareholders of their obligations under this Agreement and their respective performance of the transactions contemplated hereby.

         4.7 Undisclosed Liabilities. BLUESKY has no liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except as disclosed herein or on the financial statements to be provided and those incurred in or as a result of the ordinary course of business of BLUESKY subsequent to the date of the financial statements.

         4.8 Assets. The assets of BLUESKY have been acquired in bona fide transactions, fully supported by appropriate instruments of assignment, sale, or transfer, where appropriate, and are offset by no liabilities or contingencies, contractual or otherwise, except as indicated in its financial statements.

         4.9 Litigation. BLUESKY is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of BLUESKY and BLUESKY Shareholders, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against BLUESKY, its shareholders or properties.

         4.10 Applicable Laws. BLUESKY has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

         4.11 Taxes. BLUESKY has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and BLUESKY, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens.

         4.12 Breach of Contracts. BLUESKY has not breached, nor is there any pending or threatened claims or any legal basis for a claim that BLUESKY has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which BLUESKY is subject.

         4.13 BLUESKY Disclosure. At the date of this Agreement, BLUESKY has disclosed all events, conditions and facts materially affecting the business and prospects of BLUESKY. BLUESKY has not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of BLUESKY.

         4.14 Shareholder Disclosure. BLUESKY Shareholders hereby represent that the materials prepared and delivered by JPTR to BLUESKY Shareholders will have been read and understood by BLUESKY Shareholders, that each is familiar with the business of JPTR, that each is acquiring the JPTR Shares under Section 4(2) of the Securities Act of 1933, (the "Act"), commonly known as the private offering exemption, and that the shares are restricted and may not be resold, except if duly registered or transferred in reliance upon an exemption under the Act.

5. REPRESENTATIONS OF JPTR. JPTR hereby represents and warrants that effective this date, the representations and warranties listed below are true and correct:

         5.1 Organization. JPTR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to own and use its properties and conduct its business as presently conducted by it. JPTR is duly qualified and in good standing to do business as a foreign corporation in any other jurisdiction where failure to so qualify would have a material adverse effect on its business or assets. JPTR has made available to BLUESKY Shareholders copies of the Articles of Incorporation and the Bylaws of JPTR, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, together with this Agreement, which are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

         5.2 Capitalization. All of the issued and outstanding equity securities of JPTR are duly and validly authorized and issued and are fully paid and non-assessable. At the time of their issuance and delivery pursuant to this Agreement, all JPTR Shares to be issued pursuant to the terms hereof shall be duly and validly authorized and issued, fully paid and nonassessable. JPTR does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any equity securities of stock of JPTR; nor is JPTR under any obligation, whether written or oral, to issue any of its securities.

         5.3 Authority. JPTR has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by JPTR and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Articles of Incorporation, as amended, or Bylaws of JPTR or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which JPTR is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of JPTR, considered as a whole. JPTR has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of JPTR enforceable against it in accordance with its terms.

         5.4 Due Diligence. JPTR has furnished to BLUESKY Shareholders copies of all documents requested by BLUESKY Shareholders. No due diligence investigations undertaken by BLUESKY Shareholders shall in any event relieve JPTR or its current officers and directors of their responsibilities for the accuracy and completeness of any representation or warranty of JPTR contained herein or the performance of any covenant or agreement of JPTR contained herein.

         5.5 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by JPTR of its obligations under this Agreement and its performance of the transactions contemplated hereby.

         5.6 Litigation. JPTR is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of JPTR, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against JPTR, its shareholders or properties.

         5.7 Applicable Laws. JPTR has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

         5.8 Breach of Contracts. JPTR has not breached, nor is there any pending or threatened claims or any legal basis for a claim that JPTR has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which JPTR is subject.

         5.9 Taxes. JPTR has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and JPTR, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens. JPTR will cause to be filed or prepared, as applicable, by the date of this Agreement, all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date of this Agreement.

         5.10 JPTR Disclosure. At the date of this Agreement, JPTR has disclosed all events, conditions and facts materially affecting the business and prospects of JPTR. JPTR has not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of JPTR.

         5.11 Undisclosed Liabilities. Except as disclosed in its periodic reports filed with the U.S. Securities and Exchange Commission ("SEC"), JPTR has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise.

         5.12 SEC Reporting. JPTR is current in its requirements to file periodic reports with the SEC. JPTR will use its best efforts to remain current in its periodic reports required to be filed with the SEC.

6. AUDIT.

         6.1 Audit of BLUESKY Financial Statements. Within 75 days after Closing, BLUESKY shall obtain and deliver to JPTR an audit of BLUESKY financial statements and any other financial statements which may be required by Regulations S-X or S-B for purposes of complying with the Securities Act of 1933 and the Securities Exchange Act of 1934. JPTR shall assist BLUESKY and its auditors as reasonably requested.

7. MUTUAL COVENANTS OF THE PARTIES. JPTR, BLUESKY and BLUESKY Shareholders each covenant and agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated hereunder, including, but not limited to, obtaining any consents or approvals of any third-party required to be obtained to consummate the transactions contemplated by this Agreement.

8. RESTRICTIONS ON TRANSFER OF SHARES. The parties hereto acknowledge that all securities transferred and/or issued in connection with the transactions contemplated hereby are restricted as to transfer and the certificates therefore shall bear legends to such effect and no transfer of any shares may be effected, except pursuant to an effective registration statement prepared and filed pursuant to the Act or pursuant to an exemption from registration thereunder, as evidenced by an opinion of counsel or as otherwise allowed under the laws of descent and distribution.

9. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two
(2) years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10. MISCELLANEOUS.

         10.1 Undertakings and Further Assurances. At any time, and from time to time, hereafter, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

         10.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         10.3 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and will be effective when hand-delivered or upon delivery if sent by commercial courier service such as Federal Express or Airborne, and addressed by the sender to the addresses as designated on the signature page hereof.

         10.4 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.5 Governing Law and Jurisdiction. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the Peoples' Republic of China, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the city of Beijing, China. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits, agree to accept service of process by express mail courier, and hereby waive any jurisdictional or venue defenses otherwise available to it.

         10.6 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

         10.7 Entire Agreement. This Agreement, including any documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         10.8 Time. Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.

         10.9 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and obtaining any necessary regulatory approvals, including, without limitation, all fees and expenses of its respective counsel.

         10.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         10.11 Counterparts and Facsimile Signatures. This Agreement and any exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


JUPITER ENTERPRISES, INC.

/s/
---------------------------
Michael Harrop, President
94 Rue de Lausanne
CH1202, Geneva Switzerland


BEIJING BLUESKY KSPAN STEEL CONSTITUTION COMPANY LTD.

/s/
---------------------------
Wu Zhenxing, President

address:
---------------------------

---------------------------

---------------------------


BLUESKY SHAREHOLDERS:

                                      PERCENTAGE OWNERSHIP
                                      OF BLUESKY                     NO. OF JPTR SHARES
NAME                                  TO BE EXCHANGED                TO BE RECEIVED


Wu Zhenxing                                 77%                        50,050,000

/s/
---------------------------
(signature)
address:
---------------------------

---------------------------

---------------------------


Harper & Harper, Ltd.                       23%                        14,950,000

/s/
---------------------------
(signature)
address:
---------------------------

---------------------------

---------------------------